                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
                        FLORIDA BUSINESS BANCGROUP, INC.
                                      AND
                       BAY CITIES BANK (IN ORGANIZATION)
                                      AND
                               TIMOTHY A. MCGUIRE

     THIS EMPLOYMENT AGREEMENT ("Agreement") is being entered into this      day
of           , 1998, by and among Florida Business BancGroup, Inc., a Florida corporation ("BancGroup"), Bay Cities Bank, in Organization ("Bank"), and Timothy A. McGuire ("Employes"). BancGroup and the Bank are collectively referred to herein as the "Company", and the Company and Employee are collectively referred to herein as the "Parties".

                                    RECITALS

     WHEREAS, the Company wishes to retain Employee as its President and as Chief Executive Officer ("CEO") of Bank and President of BancGroup, to perform the duties and responsibilities as are described in this Agreement and as the Companys' Boards of Directors ("Board") may assign to Employee from time to time; and

     WHEREAS, Employee desires to be employed by the Company and to serve as the President and Chief Executive Officer and President, as described above, in accordance with the terms and provisions of this Agreement

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                   ARTICLE I.
                               TERM OF EMPLOYMENT

     Company shall employ Employee and Employee shall be employed pursuant to the terms of this Agreement to perform the services specified in Section 2
herein. The term of employment shall be for one year, commencing on          ,
1998 (the "Effective Date"), and terminating          , 1999, unless extended or
terminated pursuant to the provisions set forth herein. The Board of Directors of BancGroup shall review this Agreement and Employee's performance hereunder on
or before          , 1999, and annually thereafter, in order to determine
whether to extend the Agreement for a one-year period. The decision to extend the term of this Agreement for an additional year is within the sole discretion of the Board, provided that in the absence of notification by either Party
hereto to the other Party of non-extension      days prior to the annual
termination date, this Agreement and all of its terms and conditions including this one shall be automatically renewed for an additional one-year term.

                                                  EMPLOYMENT AGREEMENT -- Page 1
                                                               November 20, 1998





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                                  ARTICLE II.
                     POSITION, RESPONSIBILITIES AND DUTIES


     During the term of this Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

     SECTION 2.1. BANCGROUP. Employee shall serve as President and President of BancGroup, subject to selection by the Board. In such capacity, Employee shall provide leadership, direction and guidance of BancGroup's activities to assure short and long-range profitability. Initially, Employee shall work diligently in the formation of the Bay Cities Bank, a new state-chartered commercial bank to be located in Tampa, Florida.

     SECTION 2.2. BANK. Employee shall also serve as the Bank's President and Chief Executive Officer when the Bank commences operations, subject to selection by its Board. In such capacity, Employee shall have the same powers, duties and responsibilities of supervision and management of the Bank usually accorded to the President and Chief Executive, Officer of similar financial institutions. In addition, Employee shall use his best efforts to perform the duties and responsibilities enumerated in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Bank. Specifically, Employee shall devote his full business time and attention and use his best efforts to accomplish and fulfill the following duties and responsibilities, as well as other duties assigned to Employee from time to time by the Board:

        (i)   manage all personnel of the Bank;

       (ii) serve as a member of the Board of Directors (if and when elected to such a position);

      (iii) serve on such committees of the Board as appointed to from time to time;

       (iv) keep the Board informed of important developments concerning the Bank, industry developments and regulatory initiatives affecting the Bank;

        (v) maintain adequate expense records relating to Employee's activities on the Bank's behalf;


       (vi) establish and implement marketing efforts to increase the business of the Bank;

      (vii) supervise all loans and assist in their proper servicing and resolution;

     (viii) improve the profitability of the Bank in accordance with the Annual Business Plan as prepared by management and adopted by the Board; and

       (ix) coordinate with the Bank's attorneys and accountants and other service providers to the extent necessary to further the business of the Bank, keeping in compliance with government laws and regulations and otherwise keeping the Bank in as good a financial and legal posture as possible.

     SECTION 2.3. POLICIES AND MANUAL. Employee agrees to comply with the policies and procedures that are adopted by the Company and implemented from time to time as will be described in the Employee Manual, including and policies relating to a "drug free work place". In that regard Employee agrees to submit to the same testing procedures, if any, which apply to all employees of the Company. Employee has read and understands the contents of the


                                                 EMPLOYMENT AGREEMENT -- Page 2
                                                              November 20, 1998

Employee manual and acknowledges that the Employee Manual may be modified, amended, supplemented and updated from time to time as may be deemed appropriate.

                                  ARTICLE III.
                         COMPENSATION AND STOCK OPTIONS

     During the term of this Agreement, Employee shall be compensated as follows:

     SECTION 3.1. BASE SALARY. Until the Bank commences operations, Employee shall be compensated by BancGroup. Employee shall receive an annual salary of Eighty Thousand Dollar ($80,000) (the "Base Salary") in bimonthly installments, in accordance with standard payroll practices, reduced appropriately by deductions for federal income withholding taxes, social security taxes and other deductions required by applicable laws. Upon commencement of the Bank's operations, the annual Base Salary shall be increased to One Hundred and Twenty Thousand Dollars ($120,000). Such Base Salary shall then be the minimum Base Salary hereunder and shall be reviewed annually by the Board of Directors.

     SECTION 3.2. OTHER BENEFIT PLANS. During the term of this Agreement, the Employee will be entitled to participate in and receive the benefits of any profit-sharing plans, 401(k) plans, deferred compensation plans, or other plans, benefits and privileges given to employees and executives of the Company which are currently in effect at the execution of this Agreement or which may come into existence thereafter to the extent the Employee is otherwise eligible and qualifies to so participate in and receive such benefits or privileges. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Employee pursuant to Section 3.1. herein.

     SECTION 3.3. INCENTIVE STOCK OPTIONS. The Company will, designate Employee as a key employee eligible for the grant of incentive stock options under the Florida Business BancGroup, Inc. Stock Option Plan ("Stock Option Plan"). In that connection, the Company will grant to Employee under the terms of the Stock Option Plan, an option to acquire up to 50,000 shares of BancGroup common stock, over a five-year period ranging from 30,000 shares if 7 million dollars in capital is raised to 50,000 shares if 15 million dollars in capital is raised, all in accordance with the detailed Stock Option Plan provided for officers and directors of the BancGroup. The grant of the stock options shall be made strictly in accordance with the terms of the Stock Option Plan and in accordance with the Company's standard form of Stock Option Agreement. The options will contain an exercise price of $10.00 per share. As part of the consideration for the Stock Options. Employee agrees that for a period of one year following any event of termination defined herein, Employee will not accept employment with any existing or proposed business organization which then competes or intends to compete with the Company in Hillsborough County.

     This incentive Stock Option is exclusive of the 4,000 shares granted to Employee as a Founding Director.

     SECTION 3.4. VACATION. Employee shall be entitled each year to a vacation in accordance with the personnel policy established by the Bank's Board of directors, during which time Employee's compensation shall be paid in full.



                                                 EMPLOYMENT AGREEMENT -- Page 3
                                                              November 20, 1998
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                                  ARTICLE IV.
                      MEDICAL, LIFE & DISABILITY COVERAGES

     SECTION 4.1. MEDICAL BENEFITS. Employee is entitled to Participate in all medical and health care benefit plans through health insurance, corporate funds, medical reimbursement plans or other plans, if any, provided by the Bank for its employees. Additionally, from date of employment, Company shall reimburse Employee or pay for his current family health and dental insurance coverage derived from his prior employment (under COBRA). This shall terminate as soon as coverage is available through a comparable plan provided by Company.

     SECTION 4.2. DISABILITY/ILLNESS. Employee shall be paid his full Base Salary for any period of his illness or incapacity provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than three consecutive months. At the end of such three-month period, the Bank may terminate Employee's employment and this Agreement. If the Bank terminates this Agreement, due to Employee's disability, the Bank shall pay to Employee as a disability payment, an amount equal to 100% of Employee's monthly Base Salary for the first three months and 70% thereafter for the remainder of the term of this Agreement. The disability payment shall be payable in accordance with the Bank's standard payroll practices, commencing on the effective date of Employee's termination for the disability and ending on the earlier of: (i) the date of Employee returns to full time employment in his capacity as the Bank's President; (ii) Employee's full time employment by another financial institution; or (iii) the date of Employee's death.

     The Company may satisfy its obligations under this Section, at its option, through the purchase of disability insurance. The provisions of such policy will control the amounts paid to Employee.

     SECTION 4.3. CONTINUATION OF COVERAGES. During any period of illness or disability, the Bank will continue any other life, health and disability coverages for Employee substantially identical to the coverages maintained prior to Employee's termination for disability. Such coverages shall cease upon the earlier of: (i) Employee's full time employment by another financial institution; (ii) one year after the date of such termination (with the exception of disability insurance coverage); or (iii) the date of Employee's death.

     SECTION 4.4. DEATH DURING EMPLOYMENT. In the event of Employee's death during the term of this Agreement, the Company's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death, except that any compensation payable to Employee under any benefit plan maintained by the Company will be paid pursuant to its terms.

                                   ARTICLE V.
                                    EXPENSES

     SECTION 5.1. GENERAL. Employee is authorized to incur reasonable expenses in performing his duties. The Company will reimburse Employee for authorized expenses, according to the Company's established policies, promptly after Employee's presentation of an itemized account of such expenditures.

     SECTION 5.2. AUTOMOBILE. The Bank will provide Employee with an automobile for transportation and use during Employee's term of employment. The make and model will be one that is mutually agreeable to the Board and Employee. All expenses, insurance and upkeep of the automobile will be borne by the Bank. Employee shall be responsible for

                                                  EMPLOYMENT AGREEMENT -- Page 4
                                                               November 20, 1998
apportioning the time allocated for personal use for purposes of compliance with the Internal Revenue Code of 1986, as amended.

     SECTION 5.3. CLUB AND ORGANIZATION MEMBERSHIPS. The Bank will pay an annual membership fee for the Employee to be a member at a business club and a country club located in Tampa, Florida, as approved by the Board of Directors. Employee shall comply with all applicable federal income tax laws and regulations governing Employee's personal use of these memberships. Any personal charges incurred will be paid direct to club by Employee. The Bank will also pay Employee's membership costs in other clubs or organizations when such membership will benefit the Bank as determined in advance by the Board of Directors. Employee shall maintain records of both business and personal use of such facilities and shall submit those records to the Bank monthly.

                                  ARTICLE VI.
                                  TERMINATION

     SECTION 6.1. FAILURE OF BANK TO COMMENCE OPERATIONS. In the event the Bank fails to commence operations for any reason on or before March 31, 1999, this Agreement may be terminated by BancGroup upon 30 days written notice to Employee.

     SECTION 6.2. ILLNESS, INCAPACITY OR DEATH. This Agreement shall terminate upon Employee's illness, incapacity or death in accordance with the provisions of Article IV herein.

     SECTION 6.3. TERMINATION FOR JUST CAUSE. The Company shall have the right, at any time, upon prior written notice of termination satisfying the requirements of Article VII herein, to terminate the Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, termination for just cause shall mean any of the following acts committed by Employee:

     (i)       Personal dishonesty;

     (ii)      Incompetence;

     (iii)     A pattern of socially unacceptable behavior;

     (iv)      Willful misconduct;

     (v)       Breach of fiduciary duty involving personal profit;

     (vi)      Intentional failure to perform stated duties;

     (vii) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any final cease-and-desist order; or

     (viii)    Material breach of any provision of this Agreement.

     For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act by the Employee in reasonable reliance upon an opinion of counsel to the Company shall no be deemed to be willful. In the event Employee is terminated

                                                    EMPLOYEE AGREEMENT -- Page 5
                                                               November 20, 1998
for just cause. Employee shall have no right to compensation or other benefits for any period after such date of termination.

     SECTION 6.4. EFFECTIVE DATE OF TERMINATION. The termination of this Agreement and Employee's employment shall be effective upon the delivery to Employee of written notice or at such later time as may be specified in such notice, and Employee shall immediately vacate the Bank premises on or before such effective date.

     SECTION 6.5. INVOLUNTARY TERMINATION. If the Employee is terminated by the Company, other than for just cause, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(i) and 6.9 herein. In the event the Employee is terminated in connection with a change in control of the Company, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 6.8(ii) and 6.9 herein.

     SECTION 6.6. TERMINATION FOR GOOD REASON. Employee may terminate his employment hereunder for good reason by giving written notice to the Board of Directors or the Chairman thereof. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within 30 days after a notice of such noncompliance has been given by the Employee to BancGroup or the Company; or (ii) subsequent to a change in control as defined in Section 6.7 herein and without the Employee's express written consent, any of the following shall occur: the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities and status with BancGroup and the Bank immediately prior to a change in control; a change in the Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of BancGroup or the Bank; any removal of the Employee from, or any failure to re-elect the Employee to, any of such positions, except in connection with a termination of employment for just cause, disability, death, or removal pursuant to Sections 6.3 or 6.2 herein; a reduction in the Employee's annual salary as in effect immediately prior to a change in control; the failure of the Bank to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which the Employee is participating at the time of a change in control of BancGroup or the Bank, or the taking of any action by BancGroup or the Bank which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans, or the transfer of the Employee to any location outside of Hillsborough County, Florida or the assignment of substantial duties to the Employee to be completed outside Hillsborough County, Florida.

     SECTION 6.7. CHANGE IN CONTROL. For purposes of this Agreement, a "change in control" shall mean a change in ownership of stock in BancGroup or the Bank whereby a person;

     (i) Acquires more than 25% of any class of voting stock of BancGroup or the Bank through direct or indirect ownership or proxy; or

    (ii) Controls in any manner the election of a majority of the directors of the Company.

     SECTION 6.8. SEVERANCE PAYMENT.

     (i) If the Employee shall terminate his employment for good reason as defined Section 6.6 herein, or if the Employee is terminated by the Company for other than just cause as defined in Section 6.3 herein, then in lieu of any further salary payments to the Employee for periods subsequent to the date of termination.



                                                 EMPLOYMENT AGREEMENT -- Page 6
                                                               November 20, 1998

             Employee shall be paid, as severance, an amount which would equal Employee's total annual compensation for the remainder of the term of the Agreement.

     (ii) In the event Employee's employment is terminated as a result of a change in control of BancGroup or the Bank, the Agreement Not to Compete, Section 9.3. herein shall be limited to six months in the event of such termination; and

     (iii) Any payment under Section 6.8(i) and 6.8(ii) shall be made in one lump sum payment or in substantially equal semi-monthly installments on the fifteenth and last days of each month for the remaining term of this Agreement as agreed to by the parties hereto.

     SECTION 6.9. ADDITIONAL SEVERANCE BENEFITS. Unless Employee is terminated for just cause pursuant to Section 6.3 herein or because of illness, incapacity or death pursuant to Section 6.2 herein, the Company shall maintain in full force and effect, for the continued benefit of the Employee for the remaining term of this Agreement, or one year (whichever is longer), all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided, however, that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. Further, the Company shall pay for the same or similar benefits if such benefits are available to the employee on an individual or group basis as a result of contractual or statutory provisions requiring or permitting such availability including, but not limited to, health insurance covered under COBRA.

     SECTION 6.10. MITIGATION. Employee shall not be required to mitigate the amount of any payment provided for in Sections 6.8(i) and 6.8(ii) of this Agreement by seeking other employment.

                                  ARTICLE VII.
              SUSPENSION/TERMINATION PURSUANT TO REGULATORY ACTION

     SECTION 7.1. SUSPENSION. If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Banks affairs pursuant to actions taken by the Florida Department of Banking and Finance, ("DOBF") or by notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818[e][3] and Section 1818[g][1], the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion; (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     SECTION 7.2. PERMANENT PROHIBITION. If the Employee is removed from office and/or permanently prohibited from participating in the conduct of BancGroup and the Bank's affairs by an order issued by the DOBF or by an order issued under
Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818[e][4] and [g][1], all obligations of BancGroup and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Employee as of the date of termination shall not be affected.

     SECTION 7.3. DEFAULT UNDER FDIA. If the Bank is in default, as defined in
Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813[x][1] to mean an, adjudication or other official determination by an court of competent jurisdiction, the appropriate federal banking agency or



                                                 EMPLOYMENT AGREEMENT -- Page 7
                                                              November 20, 1998
other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank, all obligations; under this Agreement shall terminate as of the date of default, but vested rights of the Employee and the Bank as of the date of termination shall not be affected.

     SECTION 7.4. GOLDEN PARACHUTE. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with (12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.


                                 ARTICLE VIII.
                                    NOTICES

     SECTION 8.1. GENERAL. Employee shall have the right, upon prior written notice of termination of not less than 30 days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "good reason", as defined in Section 6.6 herein. If the Employee provides a notice of termination for good reason, the date of termination shall be the date on which the notice of termination is given.

     SECTION 8.2. SPECIFICITY. Any termination of the Employee's employment by the Company or by Employee shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; and (iii) set forth the date of termination, which shall be not less than 30 days nor more than 45 days after such notice of termination is given, except in the case of termination of the Employee's employment for just cause, in which case date of termination shall be the date such notice of termination is given.

     SECTION 8.3. DELIVERY OF NOTICES. All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage, prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to Employer, notice shall be sent to the Chairman of the Board at the main office of BancGroup. All such notices shall be effective when deposited in the mail if sent via first-class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. The Parties, by notice in writing, may change or designate the place for receipt of all such notices.



                                  ARTICLE IX.
                             COMPETITIVE ACTIVITIES

     SECTION 9.1. LIMITATION ON OUTSIDE ACTIVITIES. Employee agrees that during the term of this Agreement except with the express consent of the Company's Board(s), Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Company; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require Employee to devote other than minimal time to management or control of the business or activities in which Employee has invested.



                                                 EMPLOYMENT AGREEMENT -- Page 8
                                                              November 20, 1998

     SECTION 9.2. MAINTENANCE OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee shall use his best efforts and utmost diligence to guard and protect all of the Company's trade secrets and confidential information. Employee shall not, either during the term or after termination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Company's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, system, formulas, programs or other trade secrets or confidential information relating to the Company's business. Upon termination of this Agreement or Employee's employment, for any reason, Employee shall immediately return and deliver to the Company all records and papers and all matters of whatever nature which bear trade secrets or confidential information relating to the Company.

     SECTION 9.3. AGREEMENT NOT TO COMPETE. Employee acknowledges that by virtue of his employment with the Company, Employee will acquire an intimate knowledge of the activities and affairs of the Company, including trade secrets and other confidential matters. Employee, therefore, agrees that during the term of this Agreement, and for a period of one year following the termination of Employee's employment hereunder, Employee shall not become employed, directly or indirectly, whether as an employee, independent contractor, consultant, or otherwise, in the financial services industry with any business enterprise or business entity, or person who competes or intends to compete directly or indirectly with any office of the Company located in Hillsborough County, Florida, or in any other Florida County where the Bank may have full service branch office. Employee hereby agrees that the duration of the anti-competitive covenant set forth herein is reasonable, and its geographic scope is not unduly restrictive.

                                   ARTICLE X.
                              REMEDIES FOR BREACH

     SECTION 10.1. ARBITRATION. The Parties agree that, except for the specific remedies for injunctive relief and other equitable relief contained in Sections
10.2 and 10.3 herein, any controversy or claim arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not be construed to permit the award of punitive damages to either party. The prevailing party to said arbitration shall be entitled to an award of reasonable attorney's fees. The venue of arbitration shall be in Hillsborough County, Florida.

     SECTION 10.2. INJUNCTIVE RELIEF. The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate the Company in the event of Employee's violation of the provisions of Article IX of this Agreement. Thus, in the event of a breach of any of the provisions of Article IX, Employee agrees that the Company, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of Article IX. Should the Company prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable attorneys' fees incurred by the Company in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of wrongful issuance of any such injunction.


                                                  EMPLOYMENT AGREEMENT -- Page 9
                                                               November 20, 1998

     SECTION 10.3. CUMULATIVE REMEDIES. Notwithstanding, any other provision of this Agreement, the injunctive relief described in Section 10.2 herein and all other remedies, provided for in this Agreement which are available to the Company as a result of Employee's breach of this Agreement, are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to the Company.

     SECTION 10.4. GOVERNING LAW/VENUE. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Venue for any litigation involving the Parties and their rights and obligations hereunder shall be brought in any appropriate court in Hillsborough County, Florida.


                                  ARTICLE XI.
                                 MISCELLANEOUS

     SECTION 11.1. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Company, and to the extent applicable, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 6.5 and 6.6 herein.

     SECTION 11.2. AMENDMENT OF AGREEMENT. Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

     SECTION 11.3. HEADINGS FOR REFERENCE ONLY. The headings of the Articles and the Sections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

     SECTION 11.4. SEVERABILITY. If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

     SECTION 11.5. ENTIRE AGREEMENT. This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than, those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties. No modification, waiver or discharge of any provision or any breach of this Agreement shall be effective unless it is in writing signed by both Parties. A Party's waiver of the other Party's breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement.

     SECTION 11.6. WAIVER. No course of conduct by the Company or Employee and no delay or omission of the Company or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power; or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing

                                                 EMPLOYMENT AGREEMENT -- Page 10
                                                               November 20, 1998
default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.


FLORIDA BUSINESS BANCGROUP, INC.        BAY CITIES BANK, IN ORGANIZATION



By:                                     By:
   -----------------------------           ------------------------------

On behalf of the Board of Directors     On behalf of the Board of Directors




--------------------------------        ---------------------------------
Witness                                 Witness





EMPLOYEE




--------------------------------



--------------------------------
Witness



                                                 EMPLOYMENT AGREEMENT -- Page 11
                                                               November 20, 1998